UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)   March 9, 2006

UNITED FUEL & ENERGY CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

333-68008	91-2037688
(Commission File Number)	(IRS Employer Identification No.)

405 N. Marienfeld, 3rd Floor, Midland, Texas	79701
(Address of Principal Executive Offices)	(Zip Code)

(432) 571-8049
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On February 1, 2006, our wholly-owned subsidiary, Eddins-Walcher Company, a Texas corporation, entered into an Asset Purchase Agreement with Queen Oil and Gas Company, a New Mexico corporation, and its stockholders to acquire substantially all of the assets used in Queen’s gasoline, diesel, propane and lubricant distribution business. We announced our entry into the Asset Purchase Agreement on a Form 8-K, filed with the SEC on February 1, 2006.

On March 10, 2006, we entered into an Addendum to the Asset Purchase Agreement, which, among other things, provided for an extension of the termination date to March 31, 2006 (which may be further extended under certain circumstances) and an increase in the earnest money requirements to be paid to Queen from $100,000 to an aggregate of $1,000,000.

The foregoing description of the Addendum is not complete and is qualified in its entirety by reference to the full text of the Addendum, a copy of which is filed herewith and is incorporated herein by reference.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES.

On March 9, 2006. we sold a total of 666,666 shares of our common stock in a private placement of our securities to two institutional investors in reliance upon the exemption provided by Section 4(2) of the Securities Act and/or Rule 506 promulgated thereunder.

We sold the shares of common stock for $1.50 per share, resulting in gross proceeds of $999,999. We expect our net proceeds from the sale to be approximately $929,999 after payment of a commission of approximately $70,000 to our placement agent, Sanders Morris Harris.

Each of the investors represented to us that they were an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act, and that the common stock was to be acquired for their own account for investment and not with a view to, or for resale in connection with any distribution of the securities within the meaning of the Securities Act and that they must bear the economic risk of their investment for an indefinite period of time because the common stock has not been registered under any securities laws and therefore cannot be sold without registration under applicable securities laws or an exemption from such registration is available.

We also entered into a registration rights agreement with the investors pursuant to which we have agreed to use our reasonable best efforts to prepare and file a registration statement with the SEC to cover the common stock we sold within 90 days of the sale to the investors. The form of the registration rights agreement is filed herewith and is incorporated herein by reference.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

The following exhibits are filed or furnished herewith:

Exhibit No.	Description
_______	_______
2.1
Addendum to the Asset Purchase Agreement, dated March 10, 2006, by and among Eddins-Walcher Company, Queen Oil & Gas Company, each stockholder of seller (as listed therein) and United Fuel & Energy Corporation.

4.1	Form of Registration Rights Agreement dated March 9, 2006 by and between United Fuel & Energy Corporation and the Purchasers of the United Fuel & Energy’s common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED FUEL & ENERGY CORPORATION

Date: March 15, 2006	By:	/s/ Bobby W. Page
Bobby W. Page
Vice-President and Chief Financial Officer

 EXHIBIT INDEX

Exhibit No.	Description
_______	_______
2.1
Addendum to the Asset Purchase Agreement, dated March 10, 2006, by and among Eddins-Walcher Company, Queen Oil & Gas Company, each stockholder of seller (as listed therein) and United Fuel & Energy Corporation.

4.1	Form of Registration Rights Agreement dated March 9, 2006 by and between United Fuel & Energy Corporation and the Purchasers of the United Fuel & Energy’s common stock.